Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of MICT, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements of Micronet Ltd. appearing in MICT Inc.’s Definitive Proxy filed August 12, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Tel Aviv, Israel March 02, 2021	/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm